Exhibit 99.1

NEWS RELEASE

CONE MIDSTREAM REPORTS

STRONG FOURTH QUARTER RESULTS

CANONSBURG, PA (February 26, 2015) — CONE Midstream Partners LP (NYSE:CNNX) (“CONE Midstream” or the “Partnership”) today reported financial and operational results for the three months ending December 31, 2014.(1) The Partnership also provided an update on throughput volumes and announced financial guidance for 2015.

Fourth Quarter Results

Highlights of fourth quarter 2014 results attributable to the Partnership include:

•	Net income of $15.3 million

•	Average daily throughput volumes of 545 billion Btu per day (BBtu/d)

•	EBITDA(2) of $16.6 million

•	Distributable cash flow (DCF)(2) of $14.8 million

Operational Update

Total throughput volumes for the development companies operated and controlled by CONE Midstream reached the one billion cubic feet per day equivalent milestone on January 1, 2015. Total throughput volumes attributable to the Partnership averaged 562 million cubic feet per day equivalent for the month of January 2015.

Management Comment

“Strong volume growth on the Anchor Systems drove our good results for the fourth quarter,” said John T. Lewis, Chairman of the Board and Chief Executive Officer of CONE Midstream GP LLC (the “General Partner”). “Fourth quarter throughput, EBITDA and DCF all exceeded the forecast amounts anticipated in the prospectus for the Partnership’s initial public offering.

“We are pleased to have hit the one billion cubic feet per day throughput threshold approximately six months earlier than we had projected,” continued Mr. Lewis. “The early achievement of this milestone is a testimony to the hard work of our employees in building and operating our pipeline systems, the execution of drilling and production operations by our Sponsors, CONSOL Energy and Noble Energy, and the strong performance of the wells we are connecting to our systems.”

Quarterly Distribution

As previously announced, the Board of Directors of the General Partner declared an initial quarterly cash distribution of $0.2148 per unit with respect to the period commencing on September 30, 2014 (the closing date of the Partnership’s initial public offering) through December 31, 2014. This prorated amount corresponds to the Partnership’s minimum quarterly distribution of $0.2125 per unit adjusted for the number of days in the period. The distribution payment was made on February 13, 2015 to unitholders of record on February 4, 2015.

Capital Investment and Resources

CONE Midstream’s allocated fourth quarter 2014 share of investment in expansion projects was $17.0 million. Total expansion capital investment at the three development companies in which CONE Midstream holds controlling interests was $81.2 million, with individual development company totals as follows:

•	Anchor Systems (Development Company 1): Expansion investments totaled $18.5 million and were primarily expended for continued expansion of the Majorsville and McQuay gathering systems, increased stabilization capacity in the Majorsville field, and expansion of compression capacity at McQuay Station.

•	Growth Systems (Development Company 2): Expansion investments totaled $22.3 million and primarily were expended for the connection of two well pads in Barbour County (WV), connection of one well pad in Lewis County, and permitting and land work related to the Tygart Valley gathering system.

•	Additional Systems (Development Company 3): Expansion investments totaled $40.5 million and supported new production from the Oxford and Shirley systems and projects in the Pennsboro, Moundsville and ACAA project areas that are anticipated to result in wet gas volume throughput growth in 2015.

CONE Midstream’s respective share of maintenance capital expenditures for the three development companies for fourth quarter 2014 was $1.8 million. Maintenance capital expenditures in the aggregate for the development companies in which CONE Midstream holds controlling interests totaled $2.8 million.

As of December 31, 2014, CONE Midstream had outstanding borrowings of $31.3 million under its $250 million revolving credit facility.

2015 Guidance

Based on current expectations, management is providing the following guidance for 2015. Full year 2015 EBITDA attributable to the Partnership is expected to be in the range of $62 - $70 million and full year

Distributable Cash Flow attributable to the Partnership is expected to be in the range of $50 - $60 million. Management currently anticipates that total 2015 capital expenditures attributable to the Partnership will be in the range of $95 to $115 million, of which approximately $8 to $10 million will be for maintenance capital. Capital expenditures attributable to the Partnership by development company are projected as follows:

Projected 2015 Capital Expenditures

(Amounts in $ Millions)

	Total	Maintenance
Anchor Systems	$84 - $101	$6 - $8
Growth Systems	$4 - $5	$1
Additional Systems	$7 - $9	$1

Total	$95 - $115	$8 - $10

CONE Midstream’s financial guidance is based on numerous assumptions about future events and conditions and, therefore, could vary materially from actual results. These estimates, including capital expenditure plans, are meant to provide guidance only and are subject to revision for acquisitions or operating environment changes.

Fourth Quarter Financial and Operational Results Conference Call

A conference call and webcast, during which management will discuss fourth quarter 2014 financial and operational results, is scheduled for February 26, 2015 at 10:00 a.m. Eastern Time. Prepared remarks by members of management will be followed by a question and answer period. Interested parties may listen via webcast at http://www.videonewswire.com/event.asp?id=101405. Participants who would like to ask questions may join the conference by phone at 888-349-0097 (international 412-902-0126) five to ten minutes prior to the scheduled start time (reference the CONE Midstream call). An on-demand replay of the webcast will be also be available at http://www.videonewswire.com/event.asp?id=101405 shortly after the conclusion of the conference. A telephonic replay will be available through March 5, 2015 by dialing 877-344-7529 (international: 412-317-0088) and using the conference playback number 10059287.

(1)	Unless otherwise indicated, the reporting measures included in this news release reflect the unallocated total activity of the three development companies jointly owned by the Partnership and CONE Gathering LLC (“CONE Gathering”). Because the Partnership owns a controlling interest in each of the three development companies, it fully consolidates their financial results. The Partnership’s current financial interests in the development companies are: 75% in the Anchor Systems, 5% in the Growth Systems, and 5% in the Additional Systems. CONE Gathering is a midstream joint venture formed by CONSOL Energy Inc. and Noble Energy, Inc. and owns non-controlling interests in the Partnership’s development companies.

(2)	EBITDA and DCF are not Generally Accepted Accounting Principles (“GAAP”) measures. Definitions and reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.

Contact:	Stephen R. Milbourne
CONE Investor Relations
Phone:	724-485-4408
Email:	smilbourne@conemidstream.com

* * * * *

CONE Midstream Partners is a master limited partnership formed by CONSOL Energy Inc. (NYSE: CNX) and Noble Energy, Inc. (NYSE: NBL), referred to as our Sponsors, to own, operate, develop and acquire natural gas gathering and other midstream energy assets to service our Sponsors’ production in the Marcellus Shale in Pennsylvania and West Virginia. Our assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities.

* * * * *

This press release is intended to be a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of CONE Midstream’s distributions to non-U.S. investors as being attributed to income that is effectively connected with a United States trade or business. Accordingly, CONE Midstream’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. Nominees, and not CONE Midstream, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

* * * * *

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by our management. These forward-looking statements involve certain risks and uncertainties, including, among others, that our business plans may change as circumstances warrant. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section of the prospectus included in the registration statement on Form S-1, in the form last filed with the SEC as wells as our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

CONE MIDSTREAM PARTNERS LP

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenue
Gathering Revenue — Related Party	$42,400	$21,916	$130,087	$65,626
Other Income	85	—	85	—

Total Revenue	42,485	21,916	130,172	65,626
Expenses
Operating Expense — Third Party	9,035	3,801	27,371	13,175
Operating Expense — Related Party	5,519	5,151	24,072	16,669
General and Administrative Expense — Third Party	910	90	1,846	219
General and Administrative Expense — Related Party	1,769	411	4,726	1,614
Depreciation Expense	2,225	1,611	7,330	5,825

Total Expense	19,458	11,064	65,345	37,502

Net Income	23,027	10,852	64,827	28,124
Less: Net Income Attributable to Noncontrolling Interest	7,776	—	7,858	—

Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$15,251	$10,852	$56,969	$28,124

Calculation of Limited Partner Interest in Net Income:
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP (1)	$15,251	$10,852	$15,378	$28,124
Less: General Partner Interest in Net Income	305	N/A	308	N/A

Limited Partner Interest in Net Income	$14,946	N/A	$15,070	N/A

Net Income per Limited Partner Unit - Basic	$0.26	N/A	$0.26	N/A
Net Income per Limited Partner Unit - Diluted	$0.26	N/A	$0.26	N/A

Limited Partner Units Outstanding - Basic	58,326	N/A	58,326	N/A
Limited Partner Unit Outstanding - Diluted	58,326	N/A	58,326	N/A

(1)	Reflective of general and limited partner interest in net income since closing of the IPO.

CONE MIDSTREAM PARTNERS LP

RECONCILIATION OF NET INCOME TO EBITDA AND DISTRIBUTABLE CASH FLOW

(in thousands)

(unaudited)

Definition of Non-GAAP Financial Measures

EBITDA

We define EBITDA as net income before income taxes, net interest expense, depreciation and amortization. EBITDA is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA are net income and net cash provided by operating activities. EBITDA should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, EBITDA as presented below may not be comparable to similarly titled measures of other companies.

Distributable Cash Flow

We define distributable cash flow as EBITDA less net cash interest paid and maintenance capital expenditures. Distributable cash flow does not reflect changes in working capital balances.

Distributable cash flow is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and

•	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.

We believe that the presentation of distributable cash flow in this report provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to distributable cash flow are net income and net cash provided by operating activities. Distributable cash flow should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable cash flow excludes some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, our distributable cash flow may not be comparable to similarly titled measures of other companies.

The partnership does not provide financial guidance for projected net income or changes in working capital, and, therefore, is unable to provide a reconciliation of its adjusted EBITDA and distributable cash flow projections to net income, operating income, or net cash flow provided by operating activities, the most comparable financial measures calculated in accordance with GAAP.

CONE MIDSTREAM PARTNERS LP

RECONCILIATION OF NET INCOME TO EBITDA AND DISTRIBUTABLE CASH FLOW

(in thousands)

(unaudited)

The following tables present a reconciliation of EBITDA to net income and net cash provided by operating activities, the most directly comparable GAAP financial measures, on a historical basis, for each of the periods indicated.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net Income	$23,027	$10,852	$64,827	$28,124
Add:
Interest Expense, net	24	—	24	—
Depreciation Expense	2,225	1,611	7,330	5,825

EBITDA	25,276	12,463	72,181	33,949
Less: Net Income Attributable to Noncontrolling Interest	7,776	—	7,858	—
Less: Depreciation Expense Attributable to Noncontrolling Interest	857	—	863	—

EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$16,643	$12,463	$63,460	$33,949

Less: Ongoing Maintenance Capital Expenditures, Net of Expected Reimbursements	1,799	1,141	6,008	3,440

Distributable Cash Flow	$14,844	$11,322	$57,452	$30,509

Net Cash Provided by Operating Activities	$22,331	$8,532	$84,694	$34,514
Adjustments:
Less: Interest Expense, net	24	—	24	—
Less: Other, Including Changes in Working Capital	(2,969)	(3,931)	12,489	565

EBITDA	25,276	12,463	72,181	33,949
Less: Net Income Attributable to Noncontrolling Interest	7,776	—	7,858	—
Less: Depreciation Expense Attributable to Noncontrolling Interest	857	—	863	—

EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$16,643	$12,463	$63,460	$33,949

Less: Ongoing Maintenance Capital Expenditures, Net of Expected Reimbursements	1,799	1,141	6,008	3,440

Distributable Cash Flow	$14,844	$11,322	$57,452	$30,509

CONE MIDSTREAM PARTNERS LP

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of units)

(unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and Cash Equivalents	$3,252	$5,976
Receivables — Related Party	58,749	15,172
Prepaid Expenses	1,280	—
Other Current Assets	164	—

Total Current Assets	63,445	21,148
Property and Equipment:
Property and Equipment	639,735	398,010
Less — Accumulated Depreciation	16,989	9,894

Property and Equipment — Net	622,746	388,116
Other Non-Current Assets	613	—

TOTAL ASSETS	$686,804	$409,264

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$70,635	$38,756
Accounts Payable — Related Party	2,106	2,434

Total Current Liabilities	72,741	41,190
Other Liabilities:
MLP Revolver	31,300	—

Total Liabilities	104,041	41,190

Partners’ Capital and Parent Net Investment:
Parent Net Investment	—	368,074
Common Units - (29,163,121 Units Issued and Outstanding at December 31, 2014)	389,612	—
Subordinated Units (29,163,121 Units Issued and Outstanding at December 31, 2014)	(92,285)	—
General Partner Interest	(3,772)	—

Capital Attributable to CONE Midstream Partners LP and Parent Net Investment	293,555	368,074
Noncontrolling Interest	289,208	—

Total Partners’ Capital and Parent Net Investment	582,763	368,074

TOTAL LIABILITIES, PARTNERS’ CAPITAL AND PARENT NET INVESTMENT	$686,804	$409,264

CONE MIDSTREAM PARTNERS LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Twelve Months Ended December 31,
	2014	2013
Cash Flows from Operating Activities:
Net Income	$64,827	$28,124
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation	7,330	5,825
Gain on Disposition of Equipment	(85)	—
Changes in Operating Assets:
Receivables — Related Party	(9,029)	(5,654)
Other Current Assets	(1,280)	50
Changes in Operating Liabilities:
Accounts Payable	23,806	5,760
Accounts Payable — Related Party	(875)	409

Net Cash Provided by Operating Activities	84,694	34,514

Cash Flows from Investing Activities:
Capital Expenditures	(269,686)	(130,924)
Proceeds on Sale of Equipment	85	—

Net Cash Used in Investing Activities	(269,601)	(130,924)

Cash Flows from Financing Activities:
Partners’ Investments	146,626	95,000
Proceeds from Issuance of Common Units, Net of Offering Costs	413,005	—
Distribution of Proceeds	(407,971)	—
Payment of Revolver Fees	(777)	—
Proceeds from Revolver	31,300	—

Net Cash Provided by Financing Activities	182,183	95,000

Net Decrease in Cash and Cash Equivalents	(2,724)	(1,410)
Cash and Cash Equivalents at Beginning of Period	5,976	7,386

Cash and Cash Equivalents at End of Period	$3,252	$5,976

CONE MIDSTREAM PARTNERS LP

SUPPLEMENTAL STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended December 31,
	2014	2013
Cash Flows from Operating Activities:
Net Income	$23,027	$10,852
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation	2,225	1,611
Gain on Disposition of Equipment	(85)	—
Changes in Operating Assets:
Receivables — Related Party	(9,344)	(8,899)
Other Current Assets	(798)	21
Non-Current Assets	168	—
Changes in Operating Liabilities:
Accounts Payable	9,404	4,538
Accounts Payable — Related Party	(2,266)	409

Net Cash Provided by Operating Activities	22,331	8,532

Cash Flows from Investing Activities:
Capital Expenditures	(83,985)	(44,022)
Proceeds on Sale of Equipment	85	—

Net Cash Used in Investing Activities	(83,900)	(44,022)

Cash Flows from Financing Activities:
Partners’ Investments	26,000	34,000
Proceeds from Issuance of Common Units, Net of Offering Costs	264	—
Distribution of Proceeds	—	—
Payment of Revolver Fees	(91)	—
Proceeds from Revolver	31,300	—

Net Cash Provided by Financing Activities	57,473	34,000

Net Decrease in Cash and Cash Equivalents	(4,096)	(1,490)
Cash and Cash Equivalents at Beginning of Period	7,348	7,466

Cash and Cash Equivalents at End of Period	$3,252	$5,976

Development Companies Jointly Owned by CONE Gathering LLC and CONE Midstream Partners LP

Operating Income Summary, Selected Operating Statistics and Capital Investment

(in thousands)

(unaudited)

	Three Months Ended December 31, 2014 Development Company
	1 (Anchor)	2 (Growth)	3 (Additional)	TOTAL(1)
Income Summary
Revenue	$35,166	$2,464	$4,855	$42,485
Expenses	15,025	1,847	2,586	19,458

Net Income	20,141	617	2,269	23,027
Less: Net Income Attributable to Noncontrolling Interest	5,035	586	2,155	7,776

Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$15,106	$31	$114	$15,251

Operating Statistics - Gathered Volumes
Dry Gas (BBtu/d)	389	71	17	477
Wet Gas (BBtu/d)	313	—	81	394
Condensate (Bcfe/d)	12	—	—	12

Total Gathered Volumes	714	71	98	883

Total Volumes Net to CNNX	536	4	5	545

Capital Investment
Maintenance Capital	$2,372	$230	$157	$2,759
Expansion Capital	18,465	22,296	40,465	81,226

Total Capital Investment	$20,837	$22,526	$40,622	$83,985

Capital Investment Net to CNNX
Maintenance Capital	$1,779	$12	$8	$1,799
Expansion Capital	13,849	1,114	2,023	16,986

Total Capital Investment Net to CNNX	$15,628	$1,126	$2,031	$18,785

(1)	Total consists of the 100% activity of the three Development Companies (Anchor, Growth and Additional) which CONE Midstream Partners LP owns a controlling interest of 75%, 5% and 5%, respectively. Other systems that were part of the Predecessor, CONE Gathering LLC, that have been included in the Historical Financial statements as the Predecessor are excluded from the table above, as these systems are not included in the consolidated operations of the Partnership.

Development Companies Jointly Owned by CONE Gathering LLC and CONE Midstream Partners LP

Operating Income Summary, Selected Operating Statistics and Capital Investment

(in thousands)

(unaudited)

	Three Months Ended December 31, 2013 Development Company
	1 (Anchor)	2 (Growth)	3 (Additional)	TOTAL(1)
Income Summary
Revenue	$21,351	$334	$—	$21,685
Expenses	10,598	169	181	10,948

Net Income	10,753	165	(181)	10,737
Less: Net Income Attributable to Noncontrolling Interest	—	—	—	—

Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$10,753	$165	$(181)	$10,737

Operating Statistics - Gathered Volumes
Dry Gas (BBtu/d)	307	7	—	314
Wet Gas (BBtu/d)	150	—	—	150
Condensate (Bcfe/d)	3	—	—	3

Total Gathered Volumes	460	7	—	467

Total Volumes Net to CNNX	345	—	—	345

Capital Investment
Maintenance Capital	$1,519	$34	$—	$1,553
Expansion Capital	28,483	6,906	279	35,668

Total Capital Investment	$30,002	$6,940	$279	$37,221

Capital Investment Net to CNNX
Maintenance Capital	$1,139	$2	$—	$1,141
Expansion Capital	21,363	345	14	21,722

Total Capital Investment Net to CNNX	$22,502	$347	$14	$22,863

(1)	Total consists of the 100% activity of the three Development Companies (Anchor, Growth and Additional) which CONE Midstream Partners LP owns a controlling interest of 75%, 5% and 5%, respectively. Other systems that were part of the Predecessor, CONE Gathering LLC, that have been included in the Historical Financial statements as the Predecessor are excluded from the table above, as these systems are not included in the consolidated operations of the Partnership.